UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934

                                   -----------

       Date of Report (Date of earliest event reported): January 21, 2003


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)


   Indiana                                  1-9250               35-1468632
----------------------                   ----------------     --------------
(State or other                          (Commission          (I.R.S. Employer
jurisdiction of                          File Number)        Identification No.)
organization)

11825 North Pennsylvania Street
        Carmel, Indiana                                             46032
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(Address of principal executive offices)                          (Zip Code)

                                 (317) 817-6100
                            -------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
                         (Former name or former address,
                         if changed since last report.)
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Item 5.   Other Events and Regulation FD Disclosure.

     On January 21, 2003, the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court") granted a motion and entered an amended final order on the docket (the "Final Order") to assist Conseco, Inc. and certain of its subsidiaries (the "Debtors") in preserving their net operating losses (i) by prohibiting, without the consent of the Debtors or the Bankruptcy Court, sales and other transfers of equity securities of Conseco, Inc. by Substantial Equityholders (as defined in the Final Order), (ii) by prohibiting, without the consent of the Debtors or the Bankruptcy Court, the acquisition of equity securities of Conseco, Inc. by Substantial Equityholders or by person who would become a Substantial Equityholder as a result of that acquisition, and (iii) by imposing certain notification requirements on persons who are or become Substantial Equityholders.

     The Final Order is substantially equivalent to the amended interim order filed as an exhibit to Conseco, Inc.'s Current Report on Form 8-K dated January 8, 2003. The Final Order and all related court filings can be accessed at "http://www.ilnb.uscourts.gov" or " http://www.bmccorp.net/conseco".


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)     Exhibits

                  99.1 AMENDED FINAL ORDER UNDER 11 U.S.C. ss. 105(a), 362(a)(3) AND 541 (A) LIMITING CERTAIN TRANSFERS OF, AND TRADING IN, EQUITY INTERESTS AND (B) APPROVING RELATED NOTIFICATION PROCEDURES (including exhibits thereto).








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                                    Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CONSECO, INC.

January 22, 2003
                                           By:  /s/ John R. Kline
                                                ------------------------
                                                John R. Kline
                                                  Senior Vice President and
                                                  Chief Accounting Officer